Exhibit 10.5
EXECUTION VERSION
AMENDMENT TO GENERAL SECURITY AGREEMENT
THIS AMENDING AGREEMENT is made as of March 26, 2010 by RGLD GOLD CANADA, INC., as Debtor;
TO:	Name: HSBC Bank USA, National Association Address: 452 Fifth Avenue, New York, New York 10018 Attention: Mr. Bill Edge Facsimile: (212) 525-6581 E-mail: bill.edge@us.hsbc.com
WHEREAS:
A.	RGLD Gold Canada, Inc. (the “Debtor”), is a party to a general security agreement (the “Security Agreement”) dated as of January 20, 2010, made in favour of HSBC Bank USA, National Association (the “Agent”) for the benefit of itself and the Lenders (as defined below).
B.	The parties to the Security Agreement wish to amend it in accordance with the terms and conditions set out herein.
NOW THEREFORE for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:
1. One Agreement. This amending agreement amends the Security Agreement. This amending agreement and the Security Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this amending agreement had been contained in the Security Agreement as of the date of this amending agreement.
2. Credit Documents. All references to the Security Agreement in each of the Credit Documents shall hereinafter refer to the Security Agreement as amended hereby. This amendment and all other Instruments executed and delivered by any Credit Party in connection with this amending agreement are and shall be deemed to be Credit Documents for all purposes.
3. Defined Terms. In this amending agreement, unless something in the subject matter or context is inconsistent:
(a)	terms defined in the description of the parties or in the recitals hereto have the respective meanings given to them in the description or recitals hereto, as applicable; and

(b)	all other capitalized terms have the respective meanings given to them in the Security Agreement as amended by this amending agreement.
Amendment to General Security Agreement — RGLD Gold Canada, Inc.

4. Headings: The headings of the sections of this amending agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this amending agreement.
5. References. All references to Sections or Schedules, unless otherwise specified, are to Sections or Schedules of the Security Agreement.
6. Amendments.
     (a) Recital A of the Security Agreement is hereby deleted in its entirety and replaced with the following:
A. RGLD GOLD CANADA, INC., a corporation incorporated and existing under the laws of British Columbia (the “Debtor”) is, or may become, indebted and liable to HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as administrative agent (the “Agent”) pursuant to the terms of that certain Term Loan Facility Agreement, dated as of January 20, 2010 by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware, as a borrower (“Royal Gold”), ROYAL GOLD CHILE LIMITADA, a Chilean limited liability company, as a guarantor, HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of Delaware, as a guarantor, those additional guarantors from time to time party thereto, as guarantors, the Agent, as a lender, THE BANK OF NOVA SCOTIA, a bank organized and existing under the laws of Canada, as a lender (“Scotia”), and those banks and financial institutions identified as a “Lender” on the signature pages of such Term Loan Facility Agreement, and such other banks or financial institutions as may from time to time become parties to such agreement, as lenders (the “Additional Lenders”) (with each of the Agent (in its capacity as a lender), Scotia (in its capacity as a lender), and the Additional Lenders individually referred to herein as a “Lender” and collectively the “Lenders”), the Agent, as administrative agent for the Lenders hereunder, HSBC SECURITIES (USA) Inc., a corporation organized under the laws of the United States, as the sole lead arranger (as amended and restated on March 26, 2010 and as further amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time and including any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Agent, the “Credit Agreement”) or otherwise.
7. Representations. The Debtor represents and warrants that, as at the date of this amending agreement and assuming that the amendments made to the Security Agreement have become effective, no Event of Default has occurred and is continuing and the representations and warranties contained in Section 5 of the Security Agreement are true and correct.
Amendment to General Security Agreement — RGLD Gold Canada, Inc.

8. Confirmation. The parties hereto acknowledge, agree and confirm that, except as otherwise provided for in this amending agreement, the Security Agreement shall remain unamended and in full force and effect in accordance with its terms and conditions after giving effect to this amending agreement.
9. Binding Nature: This amending agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.
10. Governing Law: This amending agreement shall be governed by, and interpreted in accordance with, the laws in force in the Province of British Columbia, including the federal laws of Canada applicable therein.
11. Conflicts: If, after the date of this amending agreement, any provision of this amending agreement is inconsistent with any provision of the Security Agreement, the relevant provision of this amending agreement shall prevail.
12. Counterpart and Facsimile: This amending agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this amending agreement by any party by facsimile or other electronic form of transmission shall be as effective as delivery of a manually executed copy of this amending agreement by such party.
[Signatures on the next following pages]
Amendment to General Security Agreement — RGLD Gold Canada, Inc.

     IN WITNESS WHEREOF the undersigned has caused this amending agreement to be duly executed as of the date first written above.

RGLD GOLD CANADA, INC.

Address:	c/o Davis LLP,	By:	/s/ Stefan Wenger
	666 Burrard Street,		Name:	Stefan Wenger
	2800 Park Place, Vancouver		Title:	Vice President and Treasurer
BC V6C 2Z7
Attention:	David Stratton
Facsimile:	780-428-1066
Amendment to General Security Agreement — RGLD Gold Canada, Inc.